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                                                                     EXHIBIT 5.1



                                  May 12, 1997


JetFax, Inc.
1376 Willow Road
Menlo Park, CA

     RE:  REGISTRATION STATEMENT NO. 333-23763 ON FORM S-1.
          ------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on March 21, 1997 (Registration Number 333-23763), Amendment No. 1 thereto filed on March 28, 1997 and Amendment No. 2 thereto filed on May 12, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,025,000 shares of Common Stock (the "Shares") of JetFax, Inc. (the "Company"), 3,275,000 of which are authorized but heretofore unissued (including an overallotment option granted by the Company for 525,000 shares held by the underwriters) and 750,000 of which will be sold by selling stockholders. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                         Very Truly Yours,

                         GENERAL COUNSEL ASSOCIATES LLP